Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:


We consent to the use of our reports dated February 3, 1998 and February 27, 1998 included in this Post-Effective Amendment No. 11 to Registration Statement (No. 33-81216) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.


                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                            KPMG Peat Marwick LLP

Hartford, Connecticut
April 15, 1998